Exhibit 16.1

Letterhead of Rose, Snyder & Jacobs LLP

July 30, 2013

Securities and Exchange Commission
Washington, d.C. 20549

Commissioners:

We have read Cavitation Technologies Inc.'s statements included under Item 4.01 of its Form 8-K to be filed on July 31, 2013 and we agree with such statements concerning our firm.

Sincerely,

/s/ Rose, Snyder & Jacobs LLP
Rose, Snyder & Jacobs LLP
Encino, California